UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

2 Goodyear
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities.
     As previously reported, the registrant commenced an exchange offer for all of the outstanding common shares of IsoTis S.A., a Swiss corporation, pursuant to which it offered to exchange one of its shares of common stock for each ten common shares of IsoTis S.A. The initial acceptance period for the exchange offer ended January 19, 2007 and on January 26, 2007 the registrant issued 5,317,782 shares of its common stock.
     The issuance of common stock is exempt from registration under the Securities Act in reliance on Rule 802 promulgated under the Securities Act, as amended (the “Securities Act”). At the commencement of the exchange offer, IsoTis S.A. was a “foreign private issuer,” as that term is defined in rule 405 under the Securities Act. As of November 17, 2006 (30 days prior to the commencement of the exchange offer), U.S. shareholders held less than 10% of the outstanding common shares of IsoTis S.A. In determining this percentage of U.S. holders, the registrant applied the procedures prescribed by Rule 800(h) under the Securities Act. U.S. holders of common shares of IsoTis S.A. were permitted to participate in the exchange offer on terms at least as favorable as those offered in any other jurisdiction. The Offer Memoranda, and any other informational documents provided to IsoTis S.A. shareholders in connection with the exchange offer, were furnished, in English, to the SEC on Form CB by the first business day after publication or dissemination and were disseminated, in English, to U.S. shareholders on a comparable basis to that provided to shareholders in Switzerland. Any information relating to the exchange offer that IsoTis S.A. or registrant has disseminated to stockholders located outside the U.S. has been disseminated in the U.S. in a manner reasonably calculated to inform U.S. holders of the offer. Finally, the legend required by Rule 802(b) under the Securities Act has been included as required in the informational documents regarding the exchange offer disseminated to U.S. holders.

SIGNATURES
     We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: February 1, 2007	ISOTIS, INC. (registrant)
	By:	/s/ Robert J. Morocco
Robert J. Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer